UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2018

INTEGRITY APPLICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Ha'Yahalomim St., P.O. Box 12163, Ashdod, Israel L3 7760049
(Address of Principal Executive Office)

Registrant's telephone number, including area code 972 (8) 675-7878

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Change to Incentive Plan.

On March 23, 2018, stockholders of Integrity Applications, Inc., a Delaware corporation (the "Company"), approved and ratified an amendment to the Company's 2010 Incentive Compensation Plan ("Incentive Plan") which was previously adopted by the Board of Directors of the Company.

Disclosures under Item 5.07 below are incorporated herein by reference.

The form of the amendment to the Incentive Plan is attached hereto as Exhibit 10.1.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On March 23, 2018, the Company held its 2018 Special Meeting of Stockholders (the "Meeting").   At the Meeting, the Company's stockholders voted on the proposal to approve and ratify the increase of the total number of shares authorized for issuance under the Company's Compensation Plan to 7,000,000 shares, including an amendment to the Incentive Plan on April 7, 2017 to increase from 1,000,000 shares to 5,625,000 shares and another amendment on February 15, 2018 to increase from 5,625,000 shares to 7,000,000 shares.

The final voting result for the proposal is as follows:

Proposal 1

The Company's stockholders voted in favor of the approval and ratification of the increase of the total number of shares authorized for issuance under the Incentive Compensation Plan to 7,000,000 shares:

Votes "For"	Votes "Against"	Abstentions	Broker Non-Votes
7,749,421	113,849	0	-

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
10.1	Form of Amendment No. 3 to Integrity Applications, Inc. 2010 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY APPLICATIONS, INC.

Date: March 23, 2018	By:	/s/ John Graham
Name: John Graham
Title: Chief Executive Officer